UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2022 (February 15, 2022)

MONEYLION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39346	85-0849243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 West 21st Street, 9th Floor,

New York, NY 10010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 380-1735

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ML	The New York Stock Exchange
Redeemable warrants: each whole warrant exercisable for one share of common stock, par value $0.0001	ML WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 17, 2022, MoneyLion Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Agreement and Plan of Merger (the “Amended and Restated Merger Agreement”), by and among the Company, Epsilon Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Even Financial Inc., a Delaware corporation (“Even Financial”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as representative of the equityholders of Even Financial (the “Equityholders’ Representative”). The Amended and Restated Merger Agreement amends and restates in its entirety the Agreement and Plan of Merger, dated as of December 15, 2021 (the “Original Merger Agreement”), entered into by the Company, Merger Sub, Even Financial and the Equityholders’ Representative that the Company originally announced in its Current Report on Form 8-K filed on December 16, 2021. Except as described below, the terms and provisions of the Amended and Restated Merger Agreement are consistent with the terms and provisions of the Original Merger Agreement. Capitalized terms used, but not otherwise defined, herein shall have the meaning ascribed to such terms in the Amended and Restated Merger Agreement, a copy of which is filed herewith as Exhibit 2.1.

The Amended and Restated Merger Agreement provides that certain Vested Stock Options to acquire Even Financial common stock will be converted at the Effective Time into options to acquire Common Stock (as defined below) based on the applicable exchange ratio and assumed by the Company rather than being converted into Preferred Stock (as defined below) at the Effective Time, as had been provided in the Original Merger Agreement. The Amended and Restated Merger Agreement further provides that each holder of such converted Vested Stock Options shall be eligible to receive dividend replacement amounts on terms and conditions that are intended to replicate the dividends that such holder would have been eligible to receive pursuant to the Certificate of Designations (as defined below) had he or she actually received the Preferred Stock at the Effective Time.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 17, 2022, the Company completed its previously announced acquisition of Even Financial pursuant to the Amended and Restated Merger Agreement (the “Merger”). At the closing of the Merger, the Company (i) issued to the equityholders of Even Financial an aggregate of 28,164,811 shares of the Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), with a face value of $10.00 per share (the “Conversion Price”), (ii) paid to the Management Equityholders approximately $14.5 million in cash and (iii) exchanged 8,883,228 options to acquire Even Financial common stock for 5,901,846 options to acquire Common Stock. The equityholders of Even Financial will also be entitled to receive an additional payment from the Company of up to an aggregate of 8 million shares of Preferred Stock, with a face value per share equal to the Conversion Price, based on the attributed revenue of Even Financial’s business during the 13-month period commencing January 1, 2022 (the “Earnout”). Based on the Conversion Price of the shares of Preferred Stock issued at the closing of the Merger and to be issued pursuant to the Earnout, the value of the options to acquire Common Stock and the cash paid to Management Equityholders, the total purchase price is approximately $440 million, subject to customary purchase price adjustments for working capital. The total purchase price is inclusive of amounts used to repay approximately $5.7 million of existing indebtedness of Even Financial.

The foregoing description of the Amended and Restated Merger Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of such agreement filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The disclosure set forth above in Item 2.01 and below in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein. The Preferred Stock issued in connection with the consummation of the Merger has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions provided in Section 4(a)(2) and Section 506(b) thereof.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Amended and Restated Merger Agreement, on February 15, 2022, the Company filed a Certificate of Designations of the Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. The Certificate of Designations provides that the shares of Preferred Stock will be convertible into shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”) on a one-for-one basis, subject to customary anti-dilution adjustments. The Preferred Stock (i) is convertible at any time upon the holder’s election and (ii) automatically converts into Common Stock if the per share volume-weighted average price of the shares of Common Stock on the New York Stock Exchange (the “NYSE”) equals or exceeds $10.00 on any 20 trading days (which may be consecutive or nonconsecutive) within any consecutive 30 trading day period that ends no later than the last day of the Lockup Period that applies to such shares of Preferred Stock. Holders of the Preferred Stock will be entitled to a 3% cumulative annual dividend, payable at the Company’s election in either cash or Common Stock (or a combination thereof), with any Common Stock dividends valued based on the per share volume-weighted average price of the shares of Common Stock on the NYSE for the 20 trading days ending on the trading day immediately prior to the date on which the dividend is paid. Upon a liquidation of the Company, holders of the Preferred Stock will be entitled to a liquidation preference of the greater of the Conversion Price or the amount per share that such holder would have received had the Preferred Stock been converted into Common Stock immediately prior to the liquidation.

The foregoing description of the Certificate of Designations is qualified in its entirety by reference to the full text of the Certificate of Designations filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release dated February 17, 2022 announcing the closing of the Merger is furnished as Exhibit 99.1 hereto.

This Current Report on Form 8-K, except for Exhibit 99.1, is being filed and shall be incorporated by reference in any registration statement filed by the Company under the Securities Act that permits incorporation by reference. The information in the attached Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as otherwise set forth herein or as shall be expressly set forth by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)            Financial Statements of Businesses or Funds Acquired.

The Company intends to file the financial statements required by Item 9.01(a) by an amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(b)            Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) by an amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

TABLE OF CONTENTS

Exhibit No.
2.1†	Amended and Restated Agreement and Plan of Merger, dated as of February 17, 2022, entered into by the Company, Merger Sub, Even Financial and the Equityholders’ Representative.
3.1	Certificate of Designations of Series A Convertible Preferred Stock, dated February 15, 2022.
99.1	Press Release dated February 17, 2022 titled “MoneyLion Completes Acquisition of Even Financial, the Category Leading Embedded Finance Marketplace.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
†	Certain of the schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYLION INC.

	By:	/s/ Diwakar Choubey
		Name:	Diwakar Choubey
		Title:	Chief Executive Officer and President

Date:	February 17, 2022